SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

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                                 FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                   MBNA America Bank, National Association
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           (Exact name of registrant as specified in its charter)


             United States
51-
0331454
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 (State of incorporation or organization)              (IRS
Employer

Identification No.)

        1100 North King Street
         Wilmington, Delaware
19801
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 (Address of principal executive offices)
(Zip
Code)

Securities to be registered pursuant to Section 12(b) of the
Act:

                                    None

Securities to be registered pursuant to Section 12(g) of the
Act:

                      MBNA Master Credit Card Trust II
       Class A Floating Rate Asset Backed Certificates,
Series
1996-M
       Class B Floating Rate Asset Backed Certificates,
Series
1996-M
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                              (Title of Class)


INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be
Registered.
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        The description of the Floating Rate Asset Backed Certificates appearing under the captions entitled:
        "Summary of Terms"; "The Receivables"; "Maturity Assumptions"; "Receivable Yield Considerations"; and "Description of the Certificates" in the Prospectus Supplement dated November 19, 1996 and "Prospectus Summary"; "Risk Factors"; "The Receivables";
"Maturity
        Assumptions"; "Description of the Certificates";
"Certain
        Legal Aspects of the Receivables"; "Certain Federal Income Tax Consequences"; and "ERISA Considerations"
in
        the Prospectus, November 19, 1996 (the Prospectus and the
        Prospectus Supplement are incorporated herein by reference as Exhibit 5).

Item 2.   Exhibits.
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        Exhibit 1--Form of specimens of certificates representing
                 Class A Floating Rate Asset Backed
Certificates,
                 Series 1996-M and Class B Floating Rate
Asset
                 Backed Certificates, Series 1996-M.

        Exhibit 2--Pooling and Servicing Agreement (included in
                 Exhibit 4 to the Registrant's Form 8-K, as filed
                 with the Securities and Exchange Commission on
                 October 14, 1994, which is incorporated
herein
                 by reference).

        Exhibit 3--First Amendment to Pooling and Servicing
                 Agreement, dated as of March 11, 1996
(included
                 in Exhibit 3 to the Registrant's Form 8-A, as
                 filed with the Securities and Exchange
                 Commission on April 5, 1996, which is
                 incorporated herein by reference).

        Exhibit 4--Series 1996-M Supplement

        Exhibit 5--Prospectus Supplement dated November 19,
1996
                 together with the Prospectus dated November
19,
                 1996, as filed with the Securities and
Exchange
                 Commission on November 20, 1996, pursuant to
                 Rule 424 (b) (5).


                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                                     MBNA
AMERICA
BANK,

NATIONAL
ASSOCIATION


Date: November 26,                       By: /s/ Karen F.
Winkler
     1996
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                                                 Karen F.
Winkler
                                                 First Vice
                                         President